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                                                                    EXHIBIT 10.5



PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED (DESIGNATED BY AN ASTERISK (*) AND WHITE SPACE) AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT DATED SEPTEMBER 29, 1997.



Contract for the development, supply of samples and series delivery of an optical imaging system for a digital Bucky between


Teleray AG
Industriestrasse 6
6285 Hitzkirch
Switzerland


- hereinbelow referred to as "Teleray"

and

OPTISCHE WERKE G. RODENSTOCK
Precision Optics Division
Isartalstr. 43

80459 Munich

- hereinbelow referred to as "Rodenstock"



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Preamble

Teleray requires special optics for a digital AddOn Bucky(R) in the medical X-ray sector. The digital AddOn Bucky(R) is an X-ray picture system, which enables X-ray pictures to be recorded directly on the examination site. This dispenses with the need for films or memory foils which require additional processing steps.

Rodenstock has experience in the development and construction of special optics for various applications and will develop, supply samples and arrange series manufacture of these imaging optics for Teleray.

Teleray and Rodenstock hereby agree as follows:


1.       Definition

The term CONTRACTUAL DEVICE refers to the imaging optics for a digital AddOn Bucky(R) specified in Annex 1 to this contract. The specifications may be amended by joint agreement during the development phase as described in section 5.

2.       Description of the device to be developed

Rodenstock shall develop the CONTRACTUAL DEVICE for exclusive use by Teleray in compliance with the specifications. The development work shall be performed in line with the milestones specified in section 3 and the performance dates stated therein.

3.       Milestones, performance dates

3.1      Development

Use of the optical concept defined in the feasibility study commissioned on
20.04.1995 (Teleray order No. EW 950014 = Rodenstock order No. 321/00809371) and subsequently implemented and developed ready for series production.

Work:
- development of an optical system in compliance with the specifications
- optical and mechanical design





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- definition of a low-cost assembly technology
- project management

Delivery date:
2 months after receipt of order - see 3.4

Completion:
Clearance for sample production by Teleray.
Within two weeks of notification by Rodenstock of completion of the development work by drawings and quality presentations, Teleray shall give written authorization for sample production. Late authorization of sample production by Teleray shall have the following consequences:

a) Teleray shall accept responsibility for any extra costs incurred which must be proved by Rodenstock;

b)       Teleray shall accept the resulting late performance date.

3.2      Sample manufacture

Manufacture of 12 sample lenses in compliance with the specification.

Work:

-        manufacture of the mechanical and optical components
-        assembly of the optical and mechanical components
-        quality testing in compliance with the specifications
-        environmental testing
-        documentation of the characteristics as determined
-        delivery of twelve specimen pieces as per the specifications.


Delivery lead time:
3 months after authorization and placing of the order for sample production by Teleray. Rodenstock shall endeavour to respect Teleray's exceptionally tight delivery requirement and to effect delivery in September 95, but cannot guarantee compliance with this target see 3.4.

Completion:
Delivery of 12 sample lenses.





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Within four weeks of delivery by Rodenstock of the samples and after their imaging quality has been demonstrated to comply with the specification, Teleray shall give written authorization for series manufacture. The costs resulting from late authorization of series manufacture, which must be proved by Rodenstock, shall be borne by Teleray. Teleray shall likewise accept the resulting late commencement of series manufacture.

3.3      Readiness for series manufacture

Work:

- Implementation of experience gained with sample production
- Preparation of a set of series drawings
- Manufacturing plans for optics, mechanicals and assembly
- Development of assembly techniques
- Development and production of special tooling etc. for manufacture and assembly.

Delivery lead time:
- 2 months after acceptance of the samples - see 3.4.

Completion:
Handover of the assembly drawing ready for series production. Written authorization of series manufacture to be given by Teleray.

3.4      Shortening of the dates specified in 3.1 to 3.3

By simultaneous commissioning (Teleray order No. B 9501 of 17.05.1995 Rodenstock order No. 321/0081001) of the performance packages described in 3.1, 3.2 and 3.3, Rodenstock shall endeavour to economize the period of 2 months (see 3.3 = readiness for series production) by working in parallel in such a way that items
3.1 to 3.3 can be completed towards the end of September 1995.

3.5      Series deliveries

Delivery lead time:
6 months after written authorization of series manufacture and special tooling. A maximum number of 60 lenses shall be available in advance on request within four months of written authorization of series manufacture.







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4.        Price

4.1       Teleray shall pay non-recurring proportionate development costs for
the development of the contractual device as follows: [     *     ] net

Payable on reaching the following milestones:

a)        35%=[     *     ] when the order for sec. 3.1 is placed
b)        35%=[     *     ] when half the order period has elapsed = 25.07.95
c)        30%=[     *     ] on sample delivery = 29.09.95

4.2       Teleray shall make the following payment for 12 samples of the
contractual devices: [     *     ] net/each

Payable on reaching the following milestones

a)        35%=[     *     ] when the order for sec. 3.2 is placed
b)        35%=[     *     ] when half the order period has elapsed = 25.07.95
c)        30%=[     *     ] on sample delivery 29.05.95

4.3       Teleray shall pay Rodenstock a proportion of the costs of preparation
for series production and special tooling in the amount of [     *     ]
payable as follows:

a)        35%=[     *     ] when the order for sec. 3.3 is placed
b)        35%=[     *     ] when half the order period has elapsed=25.07.95
c)        30%=[     *     ] on sample delivery = 29.09.95.

4.4 For the tested CONTRACTUAL DEVICE, Teleray shall make the following payments assuming annual delivery volumes of

200 pieces p.a. [     *     ] each
600 pieces p.a. [     *     ] each
800 pieces p.a. [     *     ] each

When a zero series of max. 60 contractual devices pursuant to Section 3.5 is ordered, the following price shall apply:

60 pieces      [     *     ] each

All prices are quoted strictly net, with no deductions, plus packaging and insurance for transport.

Before ordering series deliveries as stipulated in section 3.5, Teleray must put up sureties in the form of a bank guarantee representing 75% of the order value in favour of Rodenstock, the equivalent surety for the zero series
[     *     ] shall be 100%.

Any adjustment of the series price for further series deliveries, or in the event of later commencement of series deliveries, shall be governed by the following price indexing clause:

Prices calculated in advance and confirmed by recalculation - and possibly corrected may undergo a maximum increase in subsequent costing periods, starting from 01.01.97, equivalent to:

a) the effective increases (in wages and salaries) negotiated by the contracting parties (IGM and Association of the Bavarian Metalworking Industry)

less

b)       an average rationalization effect of 1 per cent

plus/minus

c)       material price changes

The cost factors are: manufacturing costs:  90%
                      material costs:       10%



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4.5      All series deliveries shall be payable at 14 days of the date of the invoice, net.

5.       Modifications

If Teleray wishes modifications or additions to be made to the object of the development work or specifications, Rodenstock shall ascertain whether these modifications or additions are feasible and shall determine the extent to which they will influence development costs and/or the performance calendar. They will be included in the contract and specifications without amendment to the prices and delivery lead times, if they are feasible according to the state of the art and have no influence on development costs and the performance calendar.

If the desired modifications or additions prove impossible to implement, the two parties may withdraw from the contract. Rodenstock shall still be entitled to full payment, but must allow the expenditure that has been saved to be offset.

Where modifications or additions which have a significant impact on the expenditure and/or performance timetable prove to be feasible, Rodenstock shall submit a supplementary offer. If no agreement on that supplementary offer can be reached within four weeks, the two parties may withdraw from the contract. In the event of such withdrawal, Rodenstock shall still be entitled to full payment but must allow the expenditure that has been saved to be offset.

6.       Confidentiality

In respect of confidentiality, it is hereby agreed that the two parties shall refrain from disclosing the documents, technical experience and know-how made available to them by the other party for the performance of this contract. Said confidentiality shall not apply to facts which correspond to the state of the art, are in the public domain or generally known or become so known, or which the disclosing party has lawfully received from third parties.

7.       Scope of delivery

Rodenstock shall effect deliveries in compliance with the milestone plan set out in section 3:

- development
- 12 samples
- readiness for series manufacture


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- series manufacture

In addition, the following technical documents shall be made available:

- drawings with connection dimensions
- test and verification records

Teleray shall be granted a simple right to use the results of the development. The necessary know-how for development and manufacture and protected industrial property rights will not be transferred.

8.       Person responsible

Teleray and Rodenstock shall each appoint a responsible project manager. For Teleray, this is Mr Waegli and for Rodenstock Mr Gotsch.

9.       Tools and fixtures

Tools and fixtures shall be invoiced proportionately and shall remain the property of Rodenstock.

10.      Patents

10.1 Inventions made by a member of Rodenstock staff in the performance of this contract shall be used without limitation by Rodenstock and made known to Teleray. Notifications of protected property rights shall be made solely in the name of Rodenstock.

10.2 Rodenstock shall inform Teleray of the countries in which it intends to seek protected rights for the inventions pursuant to section 10.1. If Teleray wishes in addition to have an invention of the kind referred to in 10.1 protected in other countries, Rodenstock shall make the application in its own name. The costs of processing, registration and maintaining such additional patents shall be borne by Teleray.

10.3 In respect of any inventions made jointly by personnel of Teleray and Rodenstock, the two companies shall determine, in consultation with the personnel concerned, the allocation and distribution of the inventors shares between Teleray and Rodenstock. Rodenstock and Teleray shall, from time to time, reach separate agreement as to whether, by which of them and in which countries applications for protected rights are to be made in respect of these inventions.




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10.4 Teleray and Rodenstock shall have a non-exclusive, transferable right to make use free of charge of protected rights based on inventions referred to in section 10.3. If the free use of these rights is not justified in a particular case, Teleray and Rodenstock shall reach agreement on appropriate remuneration.

10.5 The rights granted in section 10.4 shall apply beyond the expiry of this contract for the duration of the protected rights in each particular case.

11. Respect for the protected rights of third parties

Should it transpire during the development work that the utilization of the protected rights of third parties is necessary for the successful performance of the works because the solution to be developed is liable to infringe protected rights, the contracting parties shall immediately notify each other to that effect.

The following agreement is hereby reached to avoid jeopardizing the completion of the project:

a) Teleray shall have sole responsibility for the patent rights and for seeking any necessary licences for the "Digital AddOn Bucky" system; costs and licence fees shall be charged to Teleray.

b) Rodenstock shall have sole responsibility for the patent rights and for seeking any necessary licences for the optical imaging system, regardless or the particular use or application.

Liability for infringement of the protected rights of third parties is declined. In particular, claims for compensation on grounds of direct or indirect prejudice are excluded.

12. Withdrawal

Rodenstock and Teleray shall be entitled to withdraw from the contract as soon and in so far as it emerges that the contractually agreed services cannot be provided or can only be provided on conditions which are either unreasonable or impossible to calculate. In the event of such withdrawal, the payments already made shall not be refunded but further payments shall lapse.

Claims for compensation shall not be entertained.



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13. Series manufacture

Teleray undertakes, in the event of series delivery of the CONTRACTUAL DEVICE, to procure this device solely from Rodenstock. In the event of series deliveries, Teleray undertakes to procure the contractual device solely from Rodenstock on appropriate price and delivery date terms; "appropriate price" in this context means that increases must fall within the limits of the price indexing clause set out in section 4.4 with effect from 01.01.97.

Rodenstock undertakes to supply Teleray with CONTRACTUAL DEVICES after authorization of manufacture has been given for as long as Teleray so wishes. Should Rodenstock no longer be able or willing to do so, Rodenstock undertakes to assist the transition to future manufacture of the CONTRACTUAL DEVICE without Rodenstock's participation until such time as samples show such future manufacture to be possible. Should Rodenstock have brought such a situation about through its own negligence, Teleray shall be entitled to ask Rodenstock to provide this service without charge.

14. Processing

Save where otherwise specified in this contract, Rodenstock's terms and conditions of sale (Annex 2) shall apply additionally; this shall likewise be the case for order processing purposes.

15. Duration of the contract

15.1 This contract shall enter into force on the date when it is signed and shall end on the expiry of three years after the commencement of series delivery of CONTRACTUAL DEVICES. It shall be extended by two further years in each case, save where notice of termination is given at the latest eighteen months before its expiry date.

15.2 Each contracting party shall be entitled to terminate this agreement with immediate effect by registered letter if the other contracting party infringes a significant contractual obligation and if such infringement is not remedied within sixty days despite a written warning to do so.

16. Validity

Should individual provisions of this agreement be or become legally invalid, that shall not affect the validity of the other provisions. A provision which is invalid shall be




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interpreted or supplemented in a manner which enables its intended purpose to be achieved.

17. Amendments or additions

Amendments or additions to this agreement shall be valid only if they are made in writing with the consent of both parties.

18. Place of performance, jurisdiction, law

The place of performance shall be the place of delivery in each instance.

The courts at the place where the contracting party against whom proceedings are taken is situated shall have jurisdiction.

The law of the Federal Republic of Germany shall be deemed to apply to the exclusion of UN commercial law.


Hitzkirch,                                     Munich, 14 July 1995

TELERAY                                         OPTISCHE WERKE G.RODENSTOCK


/Peter Uwaeghil/                                 /PPA Oehman/
----------------                                 ------------
Ruedi G. Laupper/                                Manfred Schuch/
-----------------                                ---------------



The foregoing is a fair and accurate English translation of the original contract.

                                            September 29, 1997


                                            SWISSRAY INTERNATIONAL, INC.



                                            By:    /s/ Josef Laupper
                                                   --------------------
                                            Title:  Secretary




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